Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Equity Incentive Plan of DarioHealth Corp. of our report dated March 10, 2025, with respect to the consolidated financial statements of DarioHealth Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 19, 2026	A Member of Ernst & Young Global